UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 27, 2009

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

4575 SW Research Way, Suite 200

Corvallis, OR 97333

(Address of principal executive offices)

(541) 753-3635

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective July 27, 2009, AVI BioPharma, Inc. (the “Company”) entered into a lease agreement with BMR-3450 Monte Villa Parkway LLC relating to the lease of 19,108 square feet of laboratory and office space in Bothell, Washington.   The Company anticipates that it will begin occupying this space in August, 2009, and that it will relocate most of the Company’s senior management to this facility.  The term of the lease is approximately 63 months, although the Company has a one-time option to terminate the lease after 3 years’ time upon payment of a termination fee.  The Company will commence paying base rent of approximately $43,000 per month after approximately 3 months.  The amount of base rent is subject to an annual increase of 3%.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is being furnished (not filed) herewith:

99.1	Press release, dated July 30, 2009, entitled “AVI BioPharma Moves Corporate Headquarters to Greater Seattle Area”

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corvallis, State of Oregon, on July 30, 2009.

AVI BioPharma, Inc.

By:	/s/ Leslie Hudson, Ph.D.

Leslie Hudson, Ph.D.
President and Chief Executive Officer (Principal Operating Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 30, 2009, entitled “AVI BioPharma Moves Corporate Headquarters to Greater Seattle Area”